CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Pre-effective Amendment
No. 2 to Registration Statement No. 33-135140 of Oppenheimer Champion Income
Fund on Form N-14 of our report dated November 18, 2005, appearing in the
Statement of Additional Information, which was included in the Registration
Statement filed on January 27, 2006 and incorporated by reference in this filing, and to the references to us under the headings "Independent
Registered Public Accounting Firm" in the Statement of Additional Information
and "Financial Highlights" in the Prospectus, which are also part of the
Registration Statement filed on January 27, 2006.

We also consent to the incorporation by reference in this Pre-effective
Amendment No. 2 to Registration Statement No. 33-135140 of Oppenheimer
Champion Income Fund on Form N-14 of our report on the Oppenheimer High Yield
Fund dated August 15, 2005, appearing in the Statement of Additional
Information, which was included in the Registration Statement filed on
October 28, 2005 and incorporated by reference in this filing, and to the references to us under the headings "Independent Registered Public Accounting
Firm" in the Statement of Additional Information and "Financial Highlights"
in the Prospectus, which are also part of the Registration Statement filed on
October 28, 2005.

/s/ Deloitte & Touche LLP
Deloitte & Touche LLP

Denver, Colorado
July 21, 2006